                                                                    EXHIBIT 99.7


F O R   I M M E D I A T E   R E L E A S E

                                              JULY 16, 2002
                                              FOR MORE INFORMATION CONTACT:
                                              RAY BRAUN - (419) 247-2800
                                              MIKE CRABTREE - (419) 247-2800

                         HEALTH CARE REIT, INC. REPORTS
                             SECOND QUARTER RESULTS


Toledo, Ohio, July 16, 2002........HEALTH CARE REIT, INC. (NYSE/HCN) today announced operating results for its second quarter of 2002. The company continues to meet its financial and operational expectations.

"We are pleased with the company's performance for the quarter," commented George L. Chapman, chief executive officer. "Our stock has performed well, allowing us to access the capital markets and execute a 3.45 million share offering in May. With our solid investment pipeline, we were able to close $124 million of acquisitions and investments during the quarter. We continue to see attractive acquisitions in the market and have the financial flexibility to capitalize on these growth opportunities. Given the current market conditions and our strong balance sheet, we believe we will be able to close on an additional $100 million of net investments this year, with a year-end goal of $292 million."

The Board of Directors declared a dividend for the quarter ended June 30, 2002, of $0.585 per share. The dividend represents the 125th consecutive dividend payment. The dividend will be payable August 20, 2002, to shareholders of record on July 31, 2002.

SUMMARY OF SECOND QUARTER RESULTS
---------------------------------
(In thousands, except per share numbers)

                                                              THREE MONTHS ENDED              THREE MONTHS ENDED
                                                                 JUNE 30, 2002                  JUNE 30, 2001
                                                              ------------------              ------------------
Revenues                                                             $40,589                         $32,742
Net Income Available to Common Shareholders                          $13,490                         $11,747
Funds From Operations (FFO)                                          $23,942                         $18,716
Net Income Per Diluted Share                                           $0.37                           $0.40
FFO Per Diluted Share                                                  $0.66                           $0.64
Dividend Per Share                                                    $0.585                          $0.585
FFO Payout Ratio                                                         89%                             91%

Funds from operations (FFO), the generally accepted measure of operating performance for the real estate investment trust industry, totaled $23.9 million, or $0.66 per diluted share, for the second three months of 2002, compared with $18.7 million, or $0.64 per diluted share, for the same period in 2001.

SUMMARY OF YEAR TO DATE RESULTS
-------------------------------
(In thousands, except per share numbers)

                                                               SIX MONTHS ENDED                SIX MONTHS ENDED
                                                                 JUNE 30, 2002                  JUNE 30, 2001
                                                               ----------------                ----------------
Revenues                                                               $77,984                      $65,319
Net Income Available to Common Shareholders                            $26,002                      $23,574
Funds From Operations (FFO)                                            $45,131                      $37,195
Net Income Per Diluted Share                                             $0.74                        $0.81
FFO Per Diluted Share                                                    $1.29                        $1.28
Dividend Per Share                                                      $1.170                       $1.170
FFO Payout Ratio                                                           91%                          91%

FFO totaled $45.1 million, or $1.29 per diluted share for the six months ended June 30, 2002, compared with $37.2 million, or $1.28 per diluted share, for the same period in 2001.

The company had a total outstanding debt balance of $576.3 million at June 30, 2002, as compared with $371.3 million in second quarter 2001, and shareholders' equity of $871.2 million, which represents a debt to total capitalization ratio of 40 percent. The company's coverage ratio of EBITDA to interest was 3.80 to
1.00 for the twelve months ended June 30, 2002.

PORTFOLIO UPDATE. The portfolio results met the company's expectations. The seasoning of the assisted living portfolio is on target. The company ended the quarter with 17 assisted living facilities remaining in fill-up representing 10 percent of revenues. Four assisted living facilities, representing 3 percent of revenues, have occupancy less than 50 percent.

OUTLOOK FOR 2002 & 2003. Based upon the investment activity through the second quarter, the company expects to report FFO in the range of $2.64 to $2.68 per share for the full year 2002 and $2.80 to $2.85 for the year 2003.

CONFERENCE CALL INFORMATION. Health Care REIT, Inc. has scheduled a conference call on July 17, 2002, at 11:00 A.M. EST to discuss its second quarter 2002 performance, industry trends, portfolio performance, and its outlook for the remainder of 2002. To participate on the webcast, log on to www.hcreit.com or www.ccbn.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing facilities and assisted living facilities. At June 30, 2002, the company had investments in 229 health care facilities in 34 states and had total assets of approximately $1.5 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

This document and supporting schedules may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to obtain new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as "believes", "expects", "anticipates", or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                           FINANCIAL SCHEDULES FOLLOW

                                      #####

                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT


CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(AMOUNTS IN THOUSANDS)

                                                                 JUNE 30
                                                      -----------------------------
                                                         2002              2001
                                                      -----------       -----------
ASSETS
Real estate investments:
   Real property owned
     Land                                             $   106,299       $    77,622
     Buildings & improvements                           1,155,541           812,767
     Construction in progress                                   0            10,314
                                                      -----------       -----------
                                                        1,261,840           900,703
     Less accumulated depreciation                        (98,637)          (65,443)
                                                      -----------       -----------
     Total real property owned                          1,163,203           835,260

Loans receivable
     Real property loans                                  226,158           255,367
     Subdebt investments                                   24,132            23,269
                                                      -----------       -----------
                                                          250,290           278,636
Less allowance for losses on loans receivable              (7,361)           (6,361)
                                                      -----------       -----------
                                                          242,929           272,275
                                                      -----------       -----------
     Net real estate investments                        1,406,132         1,107,535

Other assets:
     Equity investments                                     6,891             5,924
     Deferred loan expenses                                 6,358             3,549
     Cash and cash equivalents                              9,256             5,854
     Receivables and other assets                          37,667            29,891
                                                      -----------       -----------
                                                           60,172            45,218
                                                      -----------       -----------
TOTAL ASSETS                                          $ 1,466,304       $ 1,152,753
                                                      ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Borrowings under line of credit obligations      $    99,000       $    61,500
     Senior unsecured notes                               365,000           245,000
     Secured debt                                         112,033            64,818
     Accrued expenses and other liabilities                19,114            15,988
                                                      -----------       -----------
Total liabilities                                     $   595,147       $   387,306

Shareholders' equity:
     Preferred Stock                                      135,000           150,000
     Common Stock                                          38,116            32,389
     Capital in excess of par value                       743,875           601,501
     Cumulative net income                                545,557           482,614
     Cumulative dividends                                (586,669)         (496,178)
     Accumulated other
         comprehensive income                                (558)           (1,159)
     Unamortized restricted stock                          (4,164)           (3,720)
                                                      -----------       -----------
TOTAL SHAREHOLDERS' EQUITY                            $   871,157       $   765,447
                                                      -----------       -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 1,466,304       $ 1,152,753
                                                      ===========       ===========

                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30                       JUNE 30
                                                 ------------------------      -----------------------
                                                      2002           2001          2002           2001
                                                  --------       --------      --------       --------
Revenues:
     Operating lease rents                        $ 32,733       $ 23,863      $ 62,784       $ 46,471
     Interest income                                 7,107          7,842        13,894         16,787
     Commitment fees and other income                  749          1,037         1,306          1,927
     Prepayment fees                                     0              0             0            134
                                                  --------       --------      --------       --------
Gross Revenues                                      40,589         32,742        77,984         65,319

Expenses:
     Interest expense                             $ 10,268       $  7,977      $ 20,009       $ 16,089
     Provision for depreciation                      9,623          6,992        18,300         13,778
     General and administrative                      2,285          2,034         4,546          3,885
     Loan expense                                      580            389         1,157            764
     Impairment of assets                              550              0           550              0
     Provision for losses                              250            250           500            500
                                                  --------       --------      --------       --------
Total Expenses                                      23,556         17,642        45,062         35,016
                                                  --------       --------      --------       --------

Income from continuing operations and
  before extraordinary item                         17,033         15,100        32,922         30,303

Discontinued operations:
     Gain on sale of properties                        145             23           145             23
     Income from discontinued
       operations, net                                  56              0            56              0
                                                  --------       --------      --------       --------
                                                       201             23           201             23

Income before extraordinary item                    17,234         15,123        33,123         30,326

Loss on extinguishment of debt                        (403)             0          (403)             0
                                                  --------       --------      --------       --------

Net income                                          16,831         15,123        32,720         30,326

Preferred dividends                                  3,341          3,376         6,718          6,752
                                                  --------       --------      --------       --------

Net income available to
   common shareholders                            $ 13,490       $ 11,747      $ 26,002       $ 23,574
                                                  ========       ========      ========       ========

Average number of common shares outstanding:
     Basic                                          35,446         28,985        34,451         28,802
     Diluted                                        36,223         29,402        34,954         29,137

Net income per share:
     Basic                                        $   0.38       $   0.41      $   0.75       $   0.82
     Diluted                                          0.37           0.40          0.74           0.81

Funds from operations:                            $ 23,942       $ 18,716      $ 45,131       $ 37,195

Funds from operations per share:
     Basic                                        $   0.68       $   0.65      $   1.31       $   1.29
     Diluted                                          0.66           0.64          1.29           1.28

Dividends per share                               $  0.585       $  0.585      $  1.170       $  1.170

HEALTH CARE REIT, INC.
FINANCIAL SUPPLEMENT - JUNE 30, 2002


PORTFOLIO COMPOSITION ($000'S)                                                                            EXHIBIT 1
------------------------------

BALANCE SHEET DATA                        # Properties         # Beds/Units           Balance           % Balance
                                       ----------------------------------------------------------------------------
  Real Property                                 198               17,106            $   1,163,203             82%
  Loans Receivable                               31                3,679                  226,158             16%
  Subdebt Investments                             0                    0                   24,132              2%
                                       ----------------------------------------------------------------------------
Total Investments                               229               20,785            $   1,413,493            100%

INVESTMENT DATA                           # Properties         # Beds/Units         Investment (1)     % Investment
                                       ----------------------------------------------------------------------------
  Assisted Living Facilities                    157               10,513            $     875,071             61%
  Skilled Nursing Facilities                     65                8,989                  452,805             32%
  Specialty Care Facilities                       7                1,283                   96,477              7%
                                       ----------------------------------------------------------------------------
Real Estate Investments                         229               20,785            $   1,424,353            100%

INVESTMENT BY OWNER TYPE                  # Properties         # Beds/Units         Investment (1)     % Investment
                                       ----------------------------------------------------------------------------
  Publicly Traded                                61                3,616            $     242,859             17%
  Key Private                                    81                8,473                  626,684             44%
  Privately Held                                 87                8,696                  554,810             39%
                                       ----------------------------------------------------------------------------
Real Estate Investments                         229               20,785            $   1,424,353            100%

NOTES: (1) REAL ESTATE INVESTMENTS INCLUDE GROSS REAL ESTATE INVESTMENTS AND
           CREDIT ENHANCEMENTS WHICH AMOUNTED TO $1,413,493,000 AND $10,860,000, RESPECTIVELY.

REVENUE COMPOSITION ($000'S)                                                                              EXHIBIT 2
----------------------------

                                                     Three Months Ended                     Six Months Ended
                                                      June 30, 2002 (1)                     June 30, 2002 (1)
                                              ----------------------------------      ------------------------------
REVENUE BY INVESTMENT TYPE
  Real Property                                 $      33,324            82%            $    63,671             82%
  Loans Receivable & Other                              7,264            17%                 13,763             17%
  Subdebt Investments                                     245             1%                    794              1%
                                              ---------------------------------      ------------------------------
  Total                                         $      40,833           100%            $    78,228            100%

REVENUE BY FACILITY TYPE
  Assisted Living Facilities                    $      25,951            64%            $    49,699             64%
  Skilled Nursing Facilities                           13,591            33%                 25,901             33%
  Specialty Care Facilities                             1,291             3%                  2,628              3%
                                              ---------------------------------      ------------------------------
  Total                                         $      40,833           100%            $    78,228            100%

REVENUE BY OWNER TYPE
  Publicly Traded                               $       8,777            22%            $    16,737             21%
  Key Private                                          17,222            42%                 35,770             46%
  Privately Held                                       14,834            36%                 25,721             33%
                                              ---------------------------------      ------------------------------
  Total                                         $      40,833           100%            $    78,228            100%

NOTES: (1) REVENUES INCLUDE GROSS REVENUES, GAIN ON SALES, AND REVENUES FROM
           DISCONTINUED OPERATIONS.

REVENUE COMPOSITION (CONTINUED) ($000'S)                                                                  EXHIBIT 3
----------------------------------------

OPERATING LEASE EXPIRATIONS & LOAN MATURITIES
                         Current Lease          Current Interest           Interest and
       Year               Revenue (1)              Revenue (1)            Lease Revenue           % of Total
-------------------------------------------------------------------------------------------------------------
       2002             $          0             $        905              $        905                1%
       2003                    3,670                        0                     3,670                2%
       2004                      410                    2,974                     3,384                2%
       2005                        0                    4,025                     4,025                3%
       2006                    5,044                    5,336                    10,380                6%
    Thereafter               124,688                   12,673                   137,361               86%
                    -----------------------------------------------------------------------------------------
      Total             $    133,812             $     25,913              $    159,725              100%

NOTES: (1) REVENUE IMPACT BY YEAR, ANNUALIZED

COMMITTED INVESTMENT BALANCES                                                                             EXHIBIT 4
------------------------------
($000'S EXCEPT INVESTMENT PER BED/UNIT)

                                                                                    Committed          Investment per
                                          # Properties         # Beds/Units        Balance (1)            Bed/Unit
                                       -----------------------------------------------------------------------------
  Assisted Living Facilities                    157               10,513           $     877,411       $      83,460
  Skilled Nursing Facilities                     65                8,989                 451,564              50,235
  Specialty Care Facilities                       7                1,283                  96,477              75,196
                                       -----------------------------------------------------------------------------
  Total                                         229               20,785           $   1,425,452           -na-

NOTES: (1) COMMITTED BALANCE INCLUDES GROSS REAL ESTATE INVESTMENTS, CREDIT
           ENHANCEMENTS AND UNFUNDED COMMITMENTS FOR WHICH INITIAL FUNDING HAD COMMENCED.


OPERATOR CONCENTRATION ($000'S)                                                                           EXHIBIT 5
-------------------------------

CONCENTRATION BY INVESTMENT                          # Properties            Investment             % Investment
                                                --------------------------------------------------------------------
  Merrill Gardens                                          21               $   150,779                   11%
  Commonwealth Communities                                 10                   144,868                   10%
  Home Quality Management                                  19                   116,228                    8%
  Alterra Healthcare                                       45                   107,837                    8%
  Life Care Centers of America, Inc.                       13                    83,276                    6%
  Remaining Operators                                     121                   821,365                   57%
                                                --------------------------------------------------------------------
  Total                                                   229               $ 1,424,353                  100%

CONCENTRATION BY REVENUE                             # Properties          Revenue (1)               % Revenue
                                                --------------------------------------------------------------------
  Alterra Healthcare                                       45               $     7,428                    9%
  Merrill Gardens                                          21                     7,271                    9%
  Home Quality Management                                  19                     6,747                    9%
  Commonwealth Communities                                 10                     6,688                    9%
  Life Care Centers of America, Inc.                       13                     4,809                    6%
  Remaining Operators                                     121                    45,285                   58%
                                                --------------------------------------------------------------------
  Total                                                   229               $    78,228                  100%

NOTES: (1) SIX MONTHS ENDED JUNE 30, 2002

SELECTED FACILITY DATA                                                                                    EXHIBIT 6
----------------------


                                                                                                 Coverage Data
                                                                 % Payor Mix           ----------------------------------
                                                   -----------------------------------      Before            After
                                    Census                Private           Medicare       Mgt. Fees        Mgt. Fees
                               ------------------------------------------------------------------------------------------
Assisted Living Facilities            86%                 100%                 0%            1.32x            1.12x
Skilled Nursing Facilities            84%                  20%                14%            1.79x            1.34x
Specialty Care Facilities             61%                  12%                25%            3.03x            2.41x

                                                                                       ----------------------------------
                                                                 Weighted Averages           1.61x            1.29x

SECURITY DEPOSITS & OTHER CREDIT SUPPORT ($000'S)                                                         EXHIBIT 7
-------------------------------------------------

                                          Balance      % Investment
                                       ----------------------------
Cross Defaulted                         $ 1,365,903          96% of gross real estate investments
Cross Collateralized                        189,759          84% of mortgage loans

CURRENT CAPITALIZATION ($000'S)           Balance         % Balance                    LEVERAGE & PERFORMANCE RATIOS
-------------------------------        -----------------------------              ------------------------------------
Borrowings Under Bank Lines             $    99,000           7%                  Debt/Total Book Cap               40%
Long-Term Debt Obligations                  477,033          33%                  Debt/Total Mkt. Cap               31%
Shareholders' Equity                        871,157          60%                  Interest Coverage       3.71x 2nd Qtr.
                                       -----------------------------                                      3.80x L12M
   Total Book Capitalization            $ 1,447,190         100%                  FFO Payout Ratio        89% 2nd Qtr.
                                                                                                          93% L12M

DEBT MATURITIES AND PRINCIPAL PAYMENTS ($000'S)                                                           EXHIBIT 8
-----------------------------------------------

       Year           Lines of Credit (1)         Senior Notes           Secured Debt (1)           Total
------------------------------------------------------------------------------------------------------------
       2002              $         0             $           0             $         368        $        368
       2003                  175,000                         0                       400             175,400
       2004                        0                    40,000                    64,474             104,474
       2005                        0                         0                       862                 862
       2006                        0                    50,000                       398              50,398
       2007                        0                   175,000                       430             175,430
       2008                        0                   100,000                       464             100,464
                                   0                         0                    44,637              44,637
   Thereafter       ----------------------------------------------------------------------------------------
      Total              $   175,000             $     365,000             $     112,033        $    652,033

NOTES: (1) LINES OF CREDIT REFLECT 100% CAPACITY


      INVESTMENT ACTIVITY ($000'S)                                                                        EXHIBIT 9
      ----------------------------
                                                 Three Months Ended                           Six Months Ended
                                                   June 30, 2002                               June 30, 2002
                                          ---------------------------------           ---------------------------------
    FUNDING BY INVESTMENT TYPE
      Real Property                        $   107,023           87%                    $   206,930         92%
      Mortgage & Other Loans                    16,637           13%                         17,375          7%
      Subdebt Investments                           59            0%                          1,112          1%
                                          ---------------------------------           ---------------------------------
      Total                                $   123,719          100%                    $   225,417        100%

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities           $    70,566           57%                    $   135,049         60%
      Skilled Nursing Facilities                45,887           37%                         81,767         36%
      Specialty Care Facilities                  7,266            6%                          8,601          4%
                                          ---------------------------------           ---------------------------------
      Total                                $   123,719          100%                    $   225,417        100%

GEOGRAPHIC CONCENTRATION ($000'S)                                                                        EXHIBIT 10
---------------------------------

CONCENTRATION BY REGION                              # Properties           Investment              % Investment
                                                --------------------------------------------------------------------
  South                                                   124               $   611,878                   43%
  Northeast                                                38                   349,193                   25%
  West                                                     33                   247,735                   17%
  Midwest                                                  34                   215,547                   15%
                                                --------------------------------------------------------------------
  Total                                                   229               $ 1,424,353                  100%

CONCENTRATION BY STATE                               # Properties           Investment              % Investment
                                                --------------------------------------------------------------------
  Massachusetts                                            17               $   187,949                   13%
  Florida                                                  30                   150,352                   11%
  Ohio                                                     13                   105,790                    7%
  Texas                                                    29                    99,852                    7%
  California                                               10                    85,503                    6%
  Remaining States                                        130                   794,907                   56%
                                                --------------------------------------------------------------------
  Total                                                   229               $ 1,424,353                  100%

REVENUE BY STATE (1)                                 # Properties          Revenue (1)               % Revenue
                                                --------------------------------------------------------------------
  Florida                                                  30               $    10,049                   13%
  Massachusetts                                            17                     9,111                   11%
  Texas                                                    29                     6,507                    8%
  Ohio                                                     13                     5,974                    8%
  California                                               10                     5,205                    7%
  Remaining States                                        130                    41,382                   53%
                                                --------------------------------------------------------------------
  Total                                                   229               $    78,228                  100%

NOTES: (1) SIX MONTHS ENDED JUNE 30, 2002

FUNDS FROM OPERATIONS COMPUTATION ($000'S)                                                               EXHIBIT 11
------------------------------------------

                                                             Three Months Ended            Six Months Ended
                                                               June 30, 2002                 June 30, 2002
                                                       ---------------------------------------------------------
Net Income Available to Common Shareholders                      $    13,490                   $    26,002
Add:      Depreciation Expense                                         9,623                        18,300
          Depreciation Expense-Discontinued Ops                           21                            21
          Loss on Extinguishment                                         403                           403
          Loss on Sale of Assets                                           0                             0
          Asset Impairment                                               550                           550
Deduct:   Gain on Sale of Assets                                         145                           145
          Prepayment Fees                                                  0                             0
                                                       ---------------------------------------------------------
Funds From Operations (FFO)                                      $    23,942                   $    45,131

Average Common Shares Outstanding:
          Basic                                                       35,446                        34,451
          Diluted                                                     36,223                        34,954

FFO Per Common Share:
          Basic                                                  $      0.68                   $      1.31
          Diluted                                                $      0.66                   $      1.29

      DISPOSITION ACTIVITY                                                                               EXHIBIT 12
      --------------------
                                                  Three Months Ended                          Six Months Ended
                                                    June 30, 2002                              June 30, 2002
                                           ---------------------------------          ---------------------------------
    DISPOSITIONS BY INVESTMENT TYPE
      Real Property                         $     1,355              4%                 $     1,355            4%
      Mortgage & Other Loans                     31,455             96%                      31,455           96%
                                            -----------           -----                 -----------        ------
      Total                                 $    32,810            100%                 $    32,810          100%
                                            ===========            ====                 ===========          ====

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities            $    32,810            100%                 $    32,810          100%
      Skilled Nursing Facilities                      0              0%                           0            0%
      Specialty Care Facilities                       0              0%                           0            0%
                                            -----------        --------                 -----------        ------
      Total                                 $    32,810            100%                 $    32,810          100%
                                            ===========       =========                 ===========          ----



LEASE UP STATISTICS ON ASSISTED LIVING FACILITIES                                                        EXHIBIT 13
-------------------------------------------------

OCCUPANCY                                  FACILITIES        MONTHS IN OPERATION     REVENUE (1)       % OF REVENUE
                                       ----------------------------------------------------------------------------
  00% - 50%                                     4                   14.0               $     2,722           3%
  50% - 70%                                     5                   25.2               $     2,068           3%
  70% +                                         8                   28.4               $     3,105           4%

NOTES: (1) INTEREST AND RENTAL INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2002.


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